UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2023

HILLSTREAM BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HILS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2023 (the “ABSI Effective Date”), Hillstream BioPharma, Inc. (the “Company”) entered into a Research and Development Collaboration and License Agreement (the “ABSI Agreement”) with Applied Biomedical Science Institute (“ABSI”) pursuant to which ABSI granted the Company an exclusive royalty-bearing, sublicensable license to the ABSI Patents (as defined in the ABSI Agreement) and a non-exclusive, royalty-bearing, sublicensable license to the ABSI Know-How (as defined in the ABSI Agreement) to Exploit (as defined in the ABSI Agreement) the ABSI Products (as defined in the ABSI Agreement) for the treatment, diagnosis, prediction, detection or prevention of disease in humans and animals worldwide (the “Territory”).

Pursuant to the ABSI Agreement, the parties shall form a committee to manage the preclinical, investigational new drug enabling studies and such other activities as shall lead to the initiation of a Phase 1 clinical trial of the ABSI Product. The parties will collaborate on a Target-by-Target basis to identify and evaluate ABSI Products directed against such Target with a view to identifying or generating suitable Products (as defined in the ABSI Agreement) for the Company to Exploit. “Target” means ErB2 (Her2) and ErbB3. Upon completion of the Discovery Timeline (as defined in the ABSI Agreement) for a Target, subject to the terms and conditions of ABSI Agreement, the Company shall exclusively own any ABSI Products against such Target. In the event the committee determines that the discovery activities are unsuccessful with respect to a Target, the Company may propose an additional target, which, upon approval by ABSI, shall replace a failed Target.

Pursuant to the ABSI Agreement: (i) within 30 days of the ABSI Effective Date, the Company will issue ABSI such number of shares of its common stock in an amount equal to $250,000 based on the ten day trailing volume weighted-average price; (ii) in the event the Company closes a financing pursuant to which it receives more than $10 million in Net Proceeds (as defined in the ABSI Agreement), the Company shall pay ABSI a mid six digit amount; (iii) upon the achievement of certain milestones as set forth in the ABSI Agreement, the Company shall pay ABSI up to an aggregate of $8,250,000; (iv) after the second anniversary of the ABSI Effective Date, the Company shall pay ABSI a low five digit amount for the first year and a mid five digit amount thereafter during the Royalty Term (as defined in the ABSI Agreement); and (v) during the Royalty Term for each Product, the Company shall pay ABSI a quarterly royalty on the Net Sales (as defined in the ABSI Agreement) with royalties at percentages which range from the low to mid single digits, with high Net Sales being subject to lower royalty rates, subject to adjustment as set forth in the ABSI Agreement. In addition, in the event the Company transfers all or substantially all of its rights to a Product to a third party, the Company shall pay to ABSI the percentage of Net Proceeds attributable to the transfer of the Product. Specifically, the Company shall pay ABSI amounts at percentages which range from the mid single digit to low double digits depending on the Company Expenses (as defined in the ABSI Agreement), with higher Company Expenses being subject to lower rates.

On a Product by Product basis, upon the expiration of the last Royalty Term of such Product in the Territory, licenses granted to the Company with respect to such Product shall be deemed non-exclusive, fully paid, royalty-free, perpetual and irrevocable. The ABSI Agreement shall expire upon the expiration of the last Royalty Term of the last Product, unless such agreement is terminated earlier pursuant to its terms. The ABSI Agreement may also be terminated (i) by either the Company or ABSI for (A) a material breach of the ABSI Agreement or (B) bankruptcy, (ii) ABSI may terminate the ABSI Agreement upon the commencement of a Challenge Proceeding (as defined in the ABSI Agreement) or (iii) the Company may terminate the ABSI Agreement at any time upon 90 days prior written notice to ABSI. Upon termination or expiration of the ABSI Agreement other than as a result of a bankruptcy or Challenge Proceeding, all licenses granted to the Company pursuant to such agreement will terminate and all rights under such licenses shall revert to ABSI.

The foregoing description of the ABSI Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the ABSI Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2023, the Board appointed Sireesh Appajosyula, the Company’s director, as Chief Operating Officer of the Company effective immediately. In connection with his appointment as Chief Operating Officer of the Company, Mr. Appajosyula resigned as Chair and a member of the Company’s nominating and corporate governance committee.

Sireesh Appajosyula has served as a member of the Company’s board of directors since July 2021. Since April 2020, he has served as SVP, Corporate Development and Operations of 9 Meters Biopharma, Inc. (Nasdaq: NMTR) (“9 Meters”), a company focused on rare and unmet needs in gastrointestinal patient populations developing compounds with unique gastrointestinal biology, and since 2018 he has served as Managing Member of Highpoint Pharmaceuticals, LLC, a pharmaceutical research and development company. In addition, since 2015, Mr. Appajosyula has served as Managing Partner of Channel BioConsulting, LLC, a company that assists in enhancing search and evaluation efforts for complementary assets to be added to existing portfolios of biopharmaceutical companies. Prior to joining 9 Meters, Mr. Appajosyula spent approximately eight years at Salix Pharmaceuticals, Inc. (“Salix”) (Nasdaq: SLXP) in various roles in medical affairs, product commercialization and business development until its acquisition by Bausch Health (Nasdaq: BHC). Prior to Salix, he was involved in various roles at Amgen Inc., Critical Therapeutics, Inc. and Sanofi (formerly Aventis). Mr. Appajosyula received his Bachelor of Science and Doctor of Pharmacy from Rutgers University.

In connection with Sireesh Appajosyula’s appointment as Chief Operating Officer of the Company, on July 11, 2023 (the “Appajosyula Effective Date”), the Company entered into an employment agreement (the “Appajosyula Employment Agreement”) with Mr. Appajosyula. The Appajosyula Employment Agreement shall continue for a period of five years and, thereafter, shall automatically renew for successive one year terms unless either party provides the other party with written notice of non-renewal at least 60 days prior to the last day of the then current term. Pursuant to the Appajosyula Employment Agreement, Mr. Appajosyula shall: (i) receive a base salary of $400,000 per year, which may be increased by the Board; (ii) be eligible to receive an annual bonus equal to 50% of his then base salary based upon the achievement of Company and individual targets to be established by the Board, in its sole discretion; (iii) shall be eligible to receive equity-based compensation awards as determined by the Company; (iv) receive reimbursement of reasonable business expenses; and (v) receive such other benefits that the Company may make available to its senior executives from time to time along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

In the event Mr. Appajosyula’s employment is terminated, the Company shall pay him his base salary through the last day of his employment, payment for any unused vacation time in accordance with the Company’s policies established and in effect from time to time, any reimbursable business expenses and any earned but unpaid bonuses (collectively, the “Accrued Compensation”). In the event Mr. Appajosyula’s employment is terminated as a result of his death or Disability (as defined in the Appajosyula Employment Agreement), Mr. Appajosyula shall receive, in addition to the Accrued Compensation, (i) his base salary through the date which is 90 days after his death or Disability and (ii) such other or additional benefits, if any, as may be provided under applicable employee benefit plans, programs and/or arrangements of Company. In addition, all shares of capital stock of Company held by Mr. Appajosyula that are subject to vesting (“Restricted Shares”) and all options to purchase shares of capital stock of Company (“Stock Options”) that are scheduled to vest on or before the next succeeding anniversary of the Appajosyula Effective Date shall be accelerated and deemed to have vested as of the termination date. All Restricted Shares and Stock Options that have not vested as of the date of termination shall be forfeited as of such date. Stock Options that have vested as of Mr. Appajosyula’s termination shall remain exercisable until the earlier of (i) 60 months following such termination and (ii) the expiration date of such Stock Options. In connection with Mr. Appajosyula’s Disability, all payments, benefits and/or grants pursuant to the Appajosyula Employment Agreement shall be subject to Mr. Appajosyula’s execution and delivery within 21 days of separation from service of a general release of the Company, its parents, subsidiaries, and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form that is acceptable to Company. In the event Mr. Appajosyula’s employment is terminated for Cause (as defined in the Appajosyula Employment Agreement), Mr. Appajosyula shall receive, in addition to the Accrued Compensation, such other or additional benefits, if any, as may be required under applicable employee benefit plans, programs and or arrangements of Company or by law; provided, however, all Restricted Shares that have not vested as of the date of termination shall be forfeited and all unexercised Stock Options vested as of the termination date shall remain exercisable for 90 days following such termination. In the event Mr. Appajosyula’s employment is terminated by the Company other than as a result of his death or Disability and other than for Cause, or if Mr. Appajosyula terminates his employment for Good Reason (as defined in the Appajosyula Employment Agreement), then, in addition to the Accrued Compensation, the Company shall (i) continue to pay Mr. Appajosyula’s base salary and provide health benefits for a period of 12 months following the termination date or, in the case of benefits, such time as Mr. Appajosyula receives equivalent coverage and benefits under plans and programs of a subsequent employer; and (ii) provide such other or additional benefits, if any, as may be provided under applicable employee benefit plans, programs and/or arrangements of the Company (other than any severance plans or programs). In addition, all Restricted Shares and Stock Options that have not vested as of the date of termination shall be forfeited and outstanding unvested time-based equity awards shall be accelerated in accordance with the applicable vesting schedule as if Mr. Appajosyula had been in service for an additional six months as of the termination date. Moreover, Stock Options that have vested as of the termination date shall remain exercisable until the earlier of (i) 60 months following such termination and (ii) the expiration date of the Stock Option. The foregoing payments shall be subject to Mr. Appajosyula’s execution of a separation agreement within 60 days from his termination date. In addition, the Company and Mr. Appajosyula may terminate the Appajosyula Employment Agreement for any reason or no reason at any time by written notice to the other party, in which case, if terminated by Mr. Appajosyula, he shall not receive payments or benefits other than the Accrued Compensation. Lastly, in the event Mr. Appajosyula’s employment is terminated (i) by the Company without Cause at any time within 12 months prior to the consummation of a Change of Control (as defined in the Appajosyula Employment Agreement), if, prior to, or as of such termination, a Change of Control transaction was Pending (as defined in the Appajosyula Employment Agreement) at any time during such 12 month period, (ii) by Mr. Appajosyula for Good Reason at any time within 12 months after the consummation of a Change of Control, or (iii) by the Company without Cause at any time upon or within 12 months after the consummation of a Change of Control, then, Mr. Appajosyula shall be entitled to (A) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award with, options continuing to be exercisable for 60 months following termination (or, if earlier, their expiration date); (B) his base salary; and (C) any bonus and equity awards he is entitled to; provided, however, that the severance amount shall equal two times the sum of his base salary and target bonus and the severance period shall be 24 months. The Appajosyula Employment Agreement also contains covenants prohibiting Mr. Appajosyula from disclosing confidential information with respect to the Company and non-competition, non-solicitation and non-disparagement restrictions.

The foregoing description of the Appajosyula Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Appajosyula Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

There are no family relationships between Mr. Appajosyula and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Appajosyula and any other persons pursuant to which Mr. Appajosyula was appointed as Chief Operating Officer of the Company. There are no related party transactions involving either Mr. Appajosyula that are reportable under Item 404(a) of Regulation S-K.

In addition, on July 6, 2023, the Company entered into an amended and restated employment agreement (the “Milby Employment Agreement”) with Randy Milby, the Company’s Chief Executive Officer. The Milby Employment Agreement has the same terms as of the Appajosyula Employment Agreement except, Mr. Milby shall (i) receive a base salary of $500,000 per year, which may be increased by the Board; and (ii) be eligible to receive an annual bonus equal to 60% of his then base salary based upon the achievement of Company and individual targets to be established by the Board, in its sole discretion. In addition, in the event Mr. Milby’s employment is terminated by the Company other than as a result of his death or Disability (as defined in the Milby Employment Agreement) and other than for Cause (as defined in the Milby Employment Agreement), or if Mr. Milby terminates his employment for Good Reason (as defined in the Milby Employment Agreement), then, in addition to the Accrued Compensation, the Company shall continue to pay Mr. Milby’s base salary and provide health benefits for a period of 18 months following the termination date and all Restricted Shares and Stock Options that have not vested as of the date of termination shall be forfeited and outstanding unvested time-based equity awards shall be accelerated in accordance with the applicable vesting schedule as if Mr. Milby had been in service for an additional 12 months as of the termination date.

The foregoing description of the Milby Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Milby Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Research and Development Collaboration and License Agreement by and between the Company and Applied Biomedical Science Institute dated July 5, 2023
10.2 +	Employment Agreement by and between the Company and Sireesh Appajosyula dated July 11, 2023
10.3 +	Amended and Restated Employment Agreement by and between the Company and Randy Milby dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023	Hillstream BioPharma, Inc.

/s/ Randy Milby
Randy Milby
Chief Executive Officer

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